UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2014

SAPIENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28074	04-3130648
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

131 Dartmouth Street, Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 621-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2014, Sapient Corporation, a Delaware corporation (the “Company” or “Sapient”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Publicis Groupe S.A., a French société anonyme (“Parent”), and 1926 Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a cash tender offer (the “Offer”) within 10 business days following the date of the Merger Agreement, for all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $25.00 per Share, net to the seller in cash, without interest, subject to any required withholding of taxes.  The Offer will remain open for a minimum of 20 business days from the date of commencement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) Shares having been validly tendered and not withdrawn that represent at least a majority of the total number of Shares then-outstanding, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the antitrust, competition and trade regulation laws of Germany, (iii) the absence of injunctions or other legal restraints preventing the consummation of the Offer or the Merger, as defined below, (iv) the conclusion or termination of review by the Committee on Foreign Investment in the United States, (v) certain other regulatory approvals and (vi) other conditions set forth in Exhibit A to the Merger Agreement.  The consummation of the Offer is not subject to any financing conditions.

Following the completion of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without any additional stockholder approvals.  The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of Shares validly tendered and not withdrawn in the Offer (the “Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by (i) the Company, any subsidiary of the Company, Parent, Merger Sub and any other subsidiary of Parent and (ii) stockholders of the Company who have validly exercised their statutory rights of appraisal under the DGCL) will be converted into the right to receive $25.00 per Share in cash, without interest (the “Merger Consideration”), subject to any required withholding taxes.

Each stock option outstanding immediately prior to the Acceptance Time, whether or not vested, will be canceled at the Acceptance Time and converted into the right to receive (i) the excess, if any, of the Merger Consideration over the exercise price per share of the stock option, multiplied by (ii) the number of Shares subject to the stock option.  Each restricted stock unit and performance restricted stock unit outstanding immediately prior to the Acceptance Time will be canceled at the Acceptance Time and generally converted into the right of the holder to receive the sum of (a) the Merger Consideration multiplied by the number of Shares subject to such restricted stock unit or performance restricted stock unit, as applicable (assuming in the case of performance restricted stock units, that applicable performance conditions are deemed to be achieved at maximum performance level) and (b) any accrued and unpaid cash dividend equivalents with respect to such restricted stock unit or performance restricted stock unit.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated.  Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement also contains a “no shop” provision that, in general, restricts the Company’s ability to solicit third-party acquisition proposals or provide information to, or engage in discussions or negotiations with, third parties that have made or that would reasonably be expected to make an acquisition proposal. The no shop provision is subject to a “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that could reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement) and, subject to compliance with certain obligations, to terminate the Merger Agreement and accept a Superior Company Proposal upon payment to Parent of the Termination Fee discussed below.

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to a Superior Company Proposal, the Company will be required to pay a $125,000,000 fee (the “Termination Fee”).

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing descriptions of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to qualifications and limitations agreed upon by the parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the United States Securities and Exchange Commission (the “SEC”). Accordingly, investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

On November 1, 2014, in connection with the execution of the Merger Agreement, certain Company stockholders (the “Supporting Stockholders”), who hold 24,947,148 Shares in the aggregate, entered into a Tender and Support Agreement with Parent and Merger Sub (the “Support Agreement”).  Pursuant to the Support Agreement, the Supporting Stockholders have agreed, among other things, to tender their Shares in the Offer and to vote (or cause to be voted) their Shares against certain other transactions. The Support Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the Support Agreement, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entering into the Merger Agreement, the Company and Parent entered into retention letters (each, a “Retention Letter”) with certain of the Company’s senior executives, including Alan J. Herrick, Alan M. Wexler and Harry B. Register, each of whom is a named executive officer of the Company (collectively, the “Retained Executives”).  Pursuant to the Retention Letters, each Retained Executive will continue employment with the Parent for a period of three years after the Acceptance Time and will continue in his current role in a new Parent division to be named Publicis.Sapient, which will consist of the Company and other related businesses of Parent.  Mr. Herrick will serve as Chief Executive Officer of Publicis.Sapient, Mr. Wexler will serve as President of SapientNitro and Mr. Register will serve as President of Global Markets of Publicis.Sapient.

Under the Retention Letters, each Retained Executive will receive compensation and benefits that are no less favorable than those provided by the Company prior to the Acceptance Time.  Each Retained Executive’s existing Change in Control Severance Agreement with the Company will remain in effect, though the terms of the Retention Letter modify the definition of Good Reason under the Change in Control Severance Agreements to more appropriately reflect each Retained Executive’s new role in Publicis.Sapient and the new compensation arrangements.   In light of his new role, each Retained Executive has agreed to continue to be bound by restrictive covenants which include a noncompetition covenant that prohibits engaging in activities that are competitive with the business of Parent for a period of one year after termination of employment.

Item 8.01.	Other Events.

On November 3, 2014, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2014, by and among Sapient Corporation, Publicis Groupe S.A. and 1926 Merger Sub Inc.*
10.1	Tender and Support Agreement, dated as of November 1, 2014, by and among Publicis Groupe S.A., 1926 Merger Sub Inc., and certain stockholders of Sapient Corporation*
99.1	Joint press release of Sapient Corporation and Publicis Groupe S.A., dated November 3, 2014

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

Notice to Investors

The tender offer for the outstanding common stock of Sapient has not yet commenced.  This communication is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of Sapient.  The solicitation and offer to buy common stock of Sapient will only be made pursuant to an Offer to Purchase and related materials.  At the time the tender offer is commenced, Publicis Groupe S.A. and 1926 Merger Sub Inc. will file a tender offer statement on Schedule TO with the SEC and Sapient will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they will contain important information, including the terms and conditions of the tender offer.  Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that Sapient files with the SEC at the SEC’s website at www.sec.gov, or free of charge from Sapient at www.sapient.com or by directing a request to Sapient at dridlon@sapient.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this announcement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits of the proposed transaction, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of Sapient and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, as well as the tender offer documents to be filed by Publicis Groupe S.A. and the Solicitation/Recommendation Statement to be filed by Sapient. Sapient disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAPIENT CORPORATION

Date: November 3, 2014	By:	/s/ Joseph A. LaSala, Jr.
Name: Joseph A. LaSala, Jr.
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 1, 2014, by and among Sapient Corporation, Publicis Groupe S.A. and 1926 Merger Sub Inc.*
10.1	Tender and Support Agreement, dated as of November 1, 2014, by and among Publicis Groupe S.A., 1926 Merger Sub Inc., and certain stockholders of Sapient Corporation*
99.1	Joint press release of Sapient Corporation and Publicis Groupe S.A., dated November 3, 2014

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.